Exhibit 99.2
Care Investment Trust Inc.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

Page
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the Six Months Ended June 30, 2008	3

Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the Period from June 22, 2007 (Commencement of Operations) to December 31, 2007	4

Notes to Pro Forma Condensed Consolidated Statements of Operations (Unaudited)	5-6

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
     The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2008 gives effect to Care’s acquisition, through its wholly owned subsidiary Care YBE Subsidiary LLC, of twelve senior living facilities (the “Bickford Properties”) from affiliates of Eby Realty Group, LLC, a Kansas limited liability company, and its management affiliate, Bickford Senior Living Group, LLC, a Kansas limited liability company , and the related acquisition financing from Red Mortgage Capital, Inc. comprising a first mortgage note in the amount of $74.6 million, as if the acquisition and financing transactions had occurred as of January 1, 2008. The unaudited pro forma condensed consolidated statement of operations for the period from June 22, 2007 (Commencement of Operations) through December 31, 2007 has been prepared as if the acquisition and financing transactions had occurred on June 22, 2007.
     The unaudited pro forma condensed consolidated statements of operations are provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.
     The unaudited pro forma condensed statements of operations should be read in conjunction with the audited financial statements and the notes thereto of Care Investment Trust Inc. as included in Care’s Form 10-K for the year ended December 31, 2007, and Care’s unaudited financial statements as of June 30, 2008 included in Care’s Form 10-Q for the six-months ended June 30, 2008, as well as the audited and unaudited statements of revenues and certain operating expenses of the Bickford Properties included elsewhere in this filing.

Care Investment Trust Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Six Months Ended June 30, 2008

		Pro Forma
(In thousands, except share and per share data)	As Reported	Adjustments		Pro Forma
Revenues
Rental revenue	$115	$5,177	(1)	$5,292
Income from investments in loans	8,155	—		8,155
Real estate tax reimbursement	—	445	(1)	445
Other income	356	—		356

Total Revenues	8,626	5,622		14,248

Expenses
Management fees to related party	2,567	—		2,567
Marketing, general and administrative	1,543	—		1,543
Real estate tax expense	—	445	(1)	445
Depreciation and amortization	46	2,060	(2)	2,106
Loss on loan repayment	317	—		317

Total Expenses	4,473	2,505		6,978

Income from operations	4,153	3,117		7,270

Loss from investments in partially-owned entities	(2,198)	—		(2,198)

Unrealized gain on derivative instruments	45	—		45
Interest expense including amortization of deferred financing costs	(882)	(2,496	)(3)	(3,378)

Net income	$1,118	$621		$1,739

Net income per share of common stock — basic and diluted	$0.05			$0.08

Weighted average common shares outstanding — basic and diluted	20,877,998			20,877,998
See notes to unaudited pro forma condensed consolidated statements of operations

Care Investment Trust Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Period from June 22, 2007 (Commencement of Operations) to December 31, 2007

		Pro Forma
(In thousands, except share and per share data)	As Reported	Adjustments		Pro Forma
Revenues
Rental revenue	$—	$5,292	(1)	$5,292
Income from investments in loans	11,209	—		11,209
Real estate tax reimbursement	—	445	(1)	445
Other income	1,707	—		1,707

Total Revenues	12,916	5,737		18,653
Expenses
Management fees to related party	2,625	—		2,625
Marketing, general and administrative	11,714	—		11,714
Real estate tax expense	—	445	(1)	445
Depreciation and amortization	—	2,106	(2)	2,106

Total Expenses	14,339	2,551		16,890

Income (loss) from operations	(1,423)	3,186		1,763

Interest expense including amortization of deferred financing costs	(134)	(2,610	)(3)	(2,744)

Net loss	$(1,557)	$576		$(981)

Net loss per share of common stock — basic and diluted	$(0.07)			$(0.05)

Weighted average common shares outstanding — basic and diluted	20,866,526			20,866,526
See notes to unaudited pro forma condensed consolidated statements of operations

Care Investment Trust Inc.
Notes to Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
     The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements and the notes thereto of Care Investment Trust Inc. (the “Company”, “Care”, “us”, “our”) as reported on our Form 10-Q for the six months ended June 30, 2008 and as reported in our Form 10-K for the period from June 22, 2007 (Commencement of Operations) to December 31, 2007, and Care’s Registration Statement on Form S-11, as amended, filed on June 21, 2007, as well as the audited Combined Statement of Revenues and Certain Operating Expenses for the Bickford Properties for the Year Ended December 31, 2007 and the unaudited Combined Statement of Revenues and Certain Operating Expenses for the Bickford Properties for the Six Months Ended June 30, 2008.
     On June 26, 2008, Care YBE Subsidiary LLC, a Delaware limited liability company (“YBE”), which is a wholly-owned subsidiary of Care, purchased twelve senior living facilities (the “Bickford Properties”) from affiliates (“Sellers”) of Eby Realty Group, LLC, a Kansas limited liability company (“Eby”), and its management affiliate, Bickford Senior Living Group, LLC, a Kansas limited liability company (“Bickford”) for $100.8 million.
     The acquisition of the Bickford Properties was structured as a sale-leaseback transaction. YBE, as lessor, and Bickford Master I, LLC, a Kansas limited liability company and Eby affiliate (the “Master Lessee”), as lessee, entered into a certain master lease agreement dated as of June 26, 2008 for all of the Bickford Properties (the “Master Lease”). The initial term of the Master Lease is for 15 years. The Master Lessee has 4 options to extend the initial term of the Master Lease for additional terms of 10 years each. The minimum rent due under the first year of the Master Lease is $8,274,000, or a base lease rate of 8.208%. Minimum rent during the initial 15 year lease term shall increase at the rate of 3% per year. Bickford shall also be liable for additional minimum rent of $262,500, or 0.26% of the purchase price, during the first year of the lease term. Additional minimum rent shall also increase at the rate of 3% per year during the initial term of the Master Lease. Payment of the additional minimum rent which shall accrue during the first three years of the lease term shall be deferred to years four and five of the initial lease term. The Master Lease is a “triple net” lease. The Master Lessee is responsible for all taxes, insurance, utilities, maintenance and capital costs relating to the Bickford Properties. As of the commencement date of the Master Lease, Master Lessee subleased each of the twelve Bickford Properties to a different subtenant. Each subtenant was the seller of its respective facility to YBE and will remain the operator of each senior living facility.
     The cash portion of the purchase price was paid from cash on hand, as well as from a $74.6 million borrowing under a first mortgage note with Red Mortgage Capital Inc.
     The pro forma adjustments reflected above:
     (1) Give effect to the straight-line revenue for the leases on the Bickford Properties. The real estate tax reimbursement reflects the collection of real estate taxes from the Master Lessee. The real estate tax expense pro forma adjustment reflects the payment of real estate taxes on the Bickford Properties. The total lease commitment over the 15 year term of base rent and additional base rent is $158.8 million.
     (2) Give effect to the depreciation and amortization of the buildings and improvements, fixtures and equipment and the identified intangible asset related to a lease in-place based on our preliminary allocation of the purchase price to the assets acquired. As reflected in Care’s unaudited balance sheet for the six month period ended as of June 30, 2008 included in Care’s Form 10-Q for the six-months ended June 30, 2008, Care has preliminarily allocated $4.4 million of the purchase price to land, $92.4 million of the purchase price to building and improvements which includes $5.3 million of fixtures and equipment. Further, $4.0 million is allocated to the identified intangible asset - lease in - place. The estimated useful lives used in the determination of the depreciation and amortization are:
a) Buildings and improvements — 40 years

b) Fixtures and equipment — 3 years

c) Identified intangible asset — lease in-place — 15 years
     (3) Give effect to the interest expense for the mortgage note payable that resulted from the acquisition of the Bickford Properties that bears interest at 6.845% as interest only for the first twelve months of the note. Commencing on August 1, 2009, the mortgage note requires monthly payments based on a 30-year amortization schedule. The mortgage note matures on July 15, 2015.
Non-GAAP Financial Measures
Funds from Operations
     Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.
     The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
Adjusted Funds from Operations
     Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. We compute AFFO in accordance with our Management Agreement’s definition of AFFO and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. Our Management Agreement defines AFFO, for purposes of the agreement, to mean net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures; provided, that the foregoing calculation of Adjusted Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between our Manager, CIT Healthcare LLC, and the independent directors, and approval by the majority of the independent directors in the case of non-cash charges.
FFO and AFFO
     We believe that FFO and AFFO are helpful to investors as measures of the performance of a REIT because, along with cash flows from operating activities, financing activities and investing activities, FFO and AFFO provide investors with an indication of our ability to incur and service debt, to make investments and to fund other cash needs. AFFO, as defined in our agreement with our Manager, also provides the basis for the computation of the amount of the Management Incentive Fee payable to our Manager.

     Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions.

		Pro Forma for
		the Six Months
		Ended June 30,
(In thousands, except share and per share data)	As Reported	2008
Funds from Operations
Net income	$1,118	$1,739
Add: Proportionate share of depreciation and amortization related to partially- owned entities	4,656	4,656
Add: Depreciation and amortization on real estate	43	1,974

Funds from Operations	$5,817	$8,369

FFO per share	$0.28	$0.40

Adjusted Funds from Operations
Net income	$1,118	$1,739
Add: Proportionate share of depreciation and amortization related to partially- owned entities	4,656	4,656
Add: Depreciation and amortization on real estate	43	1,974
Add: Loss on prepayment of mortgage loan	317	317
Deduct: Effects of straight line lease revenue	—	(1,155)
Deduct: Unrealized gain on revaluation of obligation to issue partnership units	(22)	(22)
Deduct: Stock-based compensation	(237)	(237)

Adjusted Funds from Operations	$5,875	$7,272

AFFO per share	$0.28	$0.35

		Pro Forma for
		the Period from
		June 22, 2007
		(Commencement
		of Operations)
		to December 31,
(In thousands, except share and per share data)	As Reported	2007
Funds from Operations
Net loss	$(1,557)	$(981)
Add: Depreciation and amortization on real estate	—	1,974

Funds from Operations	$(1,557)	$993

FFO per share	$(0.07)	$0.05

Adjusted Funds from Operations
Net loss	$(1,557)	$(981)
Add: Depreciation and amortization on real estate	—	1,974
Add: Stock-based compensation	9,459	9,459
Deduct: Effects of straight line lease revenue	—	(1,155)

Adjusted Funds from Operations	$7,902	$9,297

AFFO per share	$0.38	$0.45